UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

LHC Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 West Pinhook Rd., Suite A Lafayette, Louisiana	70503
(Address of principal executive offices)	(Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 13, 2012, LHC Group, Inc. (the “Company”) became aware of a putative class action lawsuit filed in the U.S. District Court for the Western District of Louisiana against the Company and one of its executive officers.  City of Omaha Police and Fire Retirement System v. LHC Group, Inc. et al., United States District Court for the Western District of Louisiana, Case Number 6:12-CV-01609-RFD-CMH. The complaint generally alleges that the defendants made false and misleading statements and/or omissions in violation of Sections 10(b) and 20(a) and Rule 10b-5 of the Securities Exchange Act of 1934. The plaintiff seeks unspecified compensatory damages for the putative class of purchasers of Company common stock during the period from July 30, 2008 through October 26, 2011.  The Company believes these claims are without merit and intends to defend this lawsuit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:           /s/ Peter J. Roman
Peter J. Roman
Executive Vice President and
Chief Financial Officer
Dated:  June 13, 2012